UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              MAUI LAND & PINEAPPLE COMPANY, INC.
        (Exact Name of Registrant as Specified in its Charter)

             HAWAII                        99-0107542
(State or Other Jurisdiction of         (I.R.S. Employer
 Incorporation or Organization)        Identification Number)

120 Kane Street, P. O. Box 187, Kahului, Hawaii   96733-6687
   (Address of Principal Executive Offices)       (Zip Code)

              MAUI LAND & PINEAPPLE COMPANY, INC.
           2003 STOCK AND INCENTIVE COMPENSATION PLAN
                         (Full Name of Plan)

                         Adele H. Sumida
                       Corporate Secretary
               Maui Land & Pineapple Company, Inc.
                          P. O. Box 187
                     Kahului, Hawaii 96733
               (Name and Address of Agent For Service)

                         (808) 877-3351
 (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:

                     Charles A. Sweet, Esq.
                       Carlsmith Ball, LLP
                       1001 Bishop Street
                    Pacific Tower, Suite 2200
                     Honolulu, Hawaii 96813
                         (808) 523-2500








                CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
   Title of Each                 Maximum     Maximum
Class of Securities  Amount      Offering   Aggregate     Amount of
      To Be          To Be       Price Per    Offering   Registration
    Registered    Registered(1)  Share(2)     Price          Fee

   Common Stock  500,000 shares   $33.75   $16,873,900    $2,137.92


  (1)  The Maui Land & Pineapple Company, Inc. 2003 Stock and
       Incentive Compensation Plan (the "Plan") authorizes the issuance of a maximum of 500,000 shares of common stock, no par value ("Common Stock"), all of which are being registered hereunder. 85,000 shares of Common Stock authorized to be issued under the Plan are subject to outstanding options granted under the Plan and 415,000 are available for future grants thereunder.
  (2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average price of (i) the 85,000 shares of Common Stock being offered under outstanding options at a weighted average exercise price of $27.39, and (ii) the 415,000 shares of Common Stock being offered at an exercise price of $35.05 based on the average of the high and low price per share of the Common Stock on February 13, 2004, as reported by the American Stock Exchange.








PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by Maui Land &
Pineapple Company, Inc. (the "Company") with the Securities and
Exchange Commission are incorporated by reference in this Registration Statement:

       -  Annual Report on Form 10-K for the fiscal year ended
          December 31, 2002, filed with the SEC on March 26, 2003.

       -  Current Report on Form 8-K, filed with the SEC on May 7,
          2003.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 8, 2003.

       -  Current Report on Form 8-K, filed with the SEC on June 11,
          2003.

       -  Current Report on Form 8-K, filed with the SEC on August 8,
          2003.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the SEC on August 13, 2003.

       -  Current Report on Form 8-K, filed with the SEC on October 3,
          2003.

       -  Current Report on Form 8-K, filed with the SEC on
          November 5, 2003.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed with the SEC on November 13, 2003.

       - Description of the Common Stock contained in Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the SEC on January 5, 2004, and all amendments and reports subsequently filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     None.

Item 6.   Indemnification of Directors and Officers

     The Company's Restated Articles of Association, as amended (the "Articles"), include a provision that provides that the Company will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving as at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not apposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Articles also provide that the Company shall indemnify each person who is or is threatened to be made a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such matter if he acted in good faith and in a manner he reasonably believed to be in or not apposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances , he is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper. To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory. Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the stockholders, determines that the Indemnified Party failed to meet the applicable standard of conduct. These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

     The Articles also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company.

     The Company maintains a standard directors and officers liability insurance policy that will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

Item 7.   Exemption from Registration Claimed

     Not applicable

Item 8.   Exhibits


3    (i)  Restated Articles of Association, as of February 24,
          2000, incorporated by reference from Exhibit 3(i)
          to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC on March 24, 2000.
3.1 (i) Articles of Amendment to Restated Articles of Association, filed December 11, 2003, incorporated by reference from Exhibit 3.1(i) to Amendment No. 1 to Registration Statement on Form 8-A/A, as filed with the SEC on January 5, 2004.
3    (ii) Amended Bylaws of the Company, incorporated by
          reference from Exhibit 3(ii) to Amendment No. 1 to Registration Statement on Form 8-A/A, as filed with the SEC on January 5, 2004.
4.1 Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan, incorporated by reference from the Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on November 10, 2003.
5.1 Opinion of Carlsmith Ball LLP regarding legality of securities being registered.
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Carlsmith Ball LLP (included in Exhibit
          5.1).
24.1      Power of Attorney (included on page 8).

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.







                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kahului, State of Hawaii on this 18th day of February, 2004.

                              MAUI LAND & PINEAPPLE COMPANY, INC.

                           By: /S/ DAVID C. COLE
                              David C. Cole
                              President & Chief Executive Officer

                        Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of David C. Cole and Paul J. Meyer, jointly and severally, with full power to act without the other, as such person's true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


By /S/ DAVID A. HEENAN                 Date    February 18, 2004
       David A. Heenan
       Chairman of the Board

By /S/ DAVID C. COLE                   Date    February 18, 2004
       David C. Cole
       President, Chief Executive
       Officer & Director

By /S/ JOHN H. AGEE                    Date    February 18, 2004
       John H. Agee
       Director

By /S/ RICHARD H. CAMERON              Date    February 18, 2004
       Richard H. Cameron
       Director

By /S/ RANDOLPH G. MOORE               Date    February 18, 2004
       Randolph G. Moore
       Director

By /S/ CLAIRE C. SANFORD               Date    February 18, 2004
       Claire C. Sanford
       Director

By /S/ FRED E. TROTTER III             Date    February 18, 2004
       Fred E. Trotter III
       Director

By /S/ PAUL J. MEYER                   Date    February 18, 2004
       Paul J. Meyer
       Executive Vice President/Finance
      (Principal Financial Officer)

By /S/ ADELE H. SUMIDA                 Date    February 18, 2004
       Adele H. Sumida
       Controller & Secretary
      (Principal Accounting Officer)